Security Trust Deed
Samson Security Trust

Each Initial Beneficiary listed in Schedule 1

Each Initial Security Provider listed in Schedule 2

and

Macquarie Bank Limited
ABN 46 008 583 542

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
www.freehills.com DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference

Samson Oil and Gas Security Trust Deed

Samson Oil and Gas Security Trust Deed

	6.15	Indemnity	20
	6.16	Protection of third parties	21
	6.17	Exclusions of law where permitted	21
	6.18	Independent decisions by Beneficiaries	21
	6.19	Variation	22
	6.20	Additional matters	22
	6.21	Fees	22

7	Termination of Security Trustee’s appointment		22
	7.1	Termination of appointment	22
	7.2	Assurances	23
	7.3	Appointment of successor Security Trustee	23

8	Changes to Beneficiaries and Security Providers		24
	8.1	Transfers by Beneficiaries	24
	8.2	New Beneficiaries pursuant to transfers	24
	8.3	Other New Beneficiaries	24
	8.4	New Security Provider	25
	8.5	Notice of change	25

9	Savings provisions		25
	9.1	Continuing indemnities	25
	9.2	Non-avoidance	26
	9.3	Exclusion of moratorium	26

10	General		26
	10.1	Performance by Security Trustee of obligations	26
	10.2	Transaction Party to bear cost	27
	10.3	GST	27
	10.4	Notices	27
	10.5	Governing law and jurisdiction	28
	10.6	Prohibition and enforceability	28
	10.7	Waivers	28
	10.8	Variation	29
	10.9	Cumulative rights	29
	10.10	Consents of Security Trustee	29
	10.11	Limited Recourse of Security Provider	29
	10.12	Counterparts	29
	10.13	Attorneys	30

Schedule 1 - Initial Beneficiaries			31
Schedule 2 - Initial Security Providers			32
Annexure A - Form of Accession Deed (Beneficiary) Clause 8.2
Annexure B - Form of Accession Deed (Security Provider) Clause 8.4

Samson Oil and Gas Security Trust Deed

This security trust deed

is made on                                                         2006 between the following parties:

1	Each party listed in schedule 1
(each an Initial Beneficiary)

2	Each party listed in schedule 2
(each an Initial Security Provider)

3	Macquarie Bank Limited
ABN 46 008 583 542
of Level 1, No. 1 Martin Place
Sydney NSW 2000
(Security Trustee)

Recitals

A.	The Security Providers may from time to time enter into a Security.

B.	The Security Trustee will hold, among other things, all its right, title and interest in, to and under the Securities on trust for the Beneficiaries on the terms of this deed.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1	Definitions and interpretation

1.1	Definitions

In this deed:

Accession Deed (Beneficiary) means a deed in, or substantially in, the form of annexure A (or in any other form that the parties from time to time agree) under which a New Beneficiary becomes a party to this deed in accordance with clause 8.2 or clause 8.3;

Accession Deed (Security Provider) means a deed in, or substantially in, the form of annexure B (or in any other form that the parties from time to time agree) under which a New Security Provider becomes a party to this deed in accordance with clause 8.4;

Agent means the Agent for the time being under and as defined in the Facility Agreement;

Amount Owing means, in respect of a Beneficiary at any time, the Secured Moneys of that Beneficiary at that time;

Attorney means an attorney appointed under any Security;

Australian Dollars, A$ or AUD means the lawful currency of the Commonwealth of Australia;

Beneficiary means:

(a)	each Initial Beneficiary;

Samson Oil and Gas Security Trust Deed

(b)	each Finance Party as defined in a Transaction Document;

(c)	each New Beneficiary; and

(d)	any other person which on or prior to the date of this deed Macquarie Bank Limited and the Security Providers have agreed in writing to be a Beneficiary for the purposes of this deed,

but does not include a Retired Beneficiary;

Business Day means:

(a)	for the purposes of clause 10.4, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

(b)	for all other purposes, a day on which banks are open for business in Sydney and New York excluding a Saturday, Sunday or public holiday;

Collateral Security means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys;

Controller has the meaning given to the word “controller” in the Corporations Act, but as if “charge” included any Security, and includes a Receiver;

Corporations Act means the Corporations Act 2001 (Cth);

Default means:

(a)	an Event of Default; or

(b)	a Potential Event of Default;

Default Notice has the meaning given in clause 6.7(a)(1);

Determination Date means the date on which the first of the following occurs:

(a)	the Security Trustee appoints a Controller under a Security;

(b)	the Security Trustee otherwise enforces a Security;

(c)	the Agent gives a notice under clause 10.2 of the Facility Agreement;

(d)	any other event agreed in writing to be an event for the purposes of this paragraph (d) by the Beneficiaries and the Security Trustee;

Event of Default means an Event of Default as defined in any Transaction Document;

Facility Agreement means the syndicated convertible loan facility agreement dated or about after the date of this deed between, among others, the Initial Security Providers and the Security Trustee;

Exposure means at any time, in respect of a Beneficiary (but without double counting) the sum of its commitment or facility limit (however described) under the Transaction Documents (as determined by the Security Trustee) and the Secured Hedging Exposure of that Beneficiary;

Finally Paid means, in respect of the Secured Moneys or any other monetary liability, satisfaction of the following conditions:

(a)	payment or satisfaction of it in full; and

Samson Oil and Gas Security Trust Deed

(b)
during the 6 month period from and including the day after the payment or satisfaction, no person, including a Transaction Party, liquidator, provisional liquidator, administrator, official manager, trustee in bankruptcy, receiver, receiver and manager, other controller (as defined in the Corporations Act) or similar official, exercises a right to recoup or claim repayment of any part of the amount paid or satisfied, whether under the laws of preferences, fraudulent dispositions or otherwise;

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

GST means the goods and services tax levied under the GST Act;

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

Interest Expense means interest and amounts in the nature of, or having a similar purpose or effect to, interest and includes:

(a)	discount on a bill of exchange or other instrument;

(b)	fees and amounts incurred on a regular or recurring basis, such as line fees; and

(c)	capitalised amounts of the same or similar name to the foregoing;

Majority Beneficiaries means at any time, one or more Beneficiaries whose aggregate Shares are more than 50%;

New Beneficiary means, at any time, a person who is not an existing Beneficiary at that time, and who becomes a Beneficiary after that time in accordance with this deed;

New Security Provider means, at any time, a person who is not an existing Security Provider at that time, and who becomes a Security Provider after that time in accordance with this deed;

Officer means:

(a)	in relation to the Security Trustee, any officer, as that expression is defined in the Corporations Act, of the Security Trustee;

(b)
in relation to a Beneficiary, any person whose title contains the “Director”, “Managing Director”, “Manager” or “Vice President”, and any other person appointed by the Beneficiary to act as its authorised officer for the purposes of this deed or in the case of a Beneficiary which is a natural person, that person or any other person appointed by it to act as its authorised officer for the purposes of this deed;

Samson Oil and Gas Security Trust Deed

(c)	in relation to a Security Provider, a director or a secretary, or a person notified by the Security Provider to the Security Trustee to be an authorised officer, of the Security Provider;

Potential Event of Default means a Potential Event of Default as defined in any Transaction Document;

Power means, any right, power, authority, discretion or remedy conferred on the Security Trustee, a Controller or an Attorney by any Transaction Document or any applicable law;

Receiver means a receiver or receiver and manager appointed under a Security or any Transaction Document;

Recovered Moneys means the aggregate amount received or recovered by the Security Trustee under the Transaction Documents or under clauses 2.4 or 4.2 on or after the Determination Date;

Related Body Corporate means a “related body corporate” as that expression is defined in section 50 of the Corporations Act;

Relevant Currency means the currency in which a payment is required to be made under the Transaction Documents;

Retired Beneficiary means, at any time, a Beneficiary which has given a Retirement Notice;

Retirement Notice has the meaning given to that term in clause 1.7(a);

Secured Moneys means all debts and monetary liabilities of the Transaction Parties to the Beneficiaries or the Security Trustee on any account under or in relation to any Transaction Document and in any capacity, irrespective of whether the debts or liabilities:

(a)	are present or future;

(b)	are actual, prospective, contingent or otherwise;

(c)	are at any time ascertained or unascertained;

(d)	are owed or incurred by or on account of a Transaction Party alone or severally or jointly with any other person;

(e)	are owed to or incurred for the account of any Beneficiary or the Security Trustee, alone, or severally, or jointly with any other person;

(f)	are owed to any other person as agent (whether disclosed or not) for or on behalf of a Beneficiary or the Security Trustee;

(g)	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(h)	are owed to or incurred for the account of a Beneficiary directly or as a result of:

Samson Oil and Gas Security Trust Deed

(1)	the assignment or transfer to a Beneficiary of any debt or liability of a Transaction Party (whether by way of assignment, transfer or otherwise); or

(2)	any other dealing with any such debt or liability;

(i)
are owed to or incurred for the account of a Beneficiary or the Security Trustee before the date of this deed or before the date of any assignment of this deed to any Beneficiary or the Security Trustee by any other person or otherwise; or

(j)	comprise any combination of the above,

and includes any Secured Hedging Exposure;

Security means, at any time, each of the following which has been granted at that time:

(a)
any Encumbrance entered into by or granted in favour of the Security Trustee (as trustee under this deed) or the benefit of which the Security Trustee acquires after the date of this deed as security for, among other things, the payment of any of the Secured Moneys including any Security as defined in a Transaction Document;

(b)	any Collateral Security; or

(c)	any other document which the Beneficiaries, the Security Trustee and the Security Providers agree at any time, now or in the future, is a Security for the purposes of this deed,

and includes each “Security” and each “Security Agreement” under and as defined in the Facility Agreement;

Security Provider means a person who has granted a Security and includes, on the date of this deed, the Initial Security Providers;

Share means, in respect of a Beneficiary at any time, the Secured Moneys plus (without double counting any amount) the Exposure of that Beneficiary at that time expressed as a percentage of the aggregate Secured Moneys plus (without double counting any amount) the aggregate Exposures of all Beneficiaries at that time;

Statement means a statement referred to in clause 3.2(a)(1);

Tax means:

(a)	any tax, levy, charge, impost, duty, fee, deduction or withholding; or

(b)	any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by a Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

Transaction Document means:

(a)	this deed;

(b)	a Security;

(c)	the Facility Agreement;

Samson Oil and Gas Security Trust Deed

(d)	any other Transaction Document as defined in a Security or the Facility Agreement (directly or indirectly); or

(e)
any other document which at a time the Beneficiaries at that time, the Security Trustee and the Security Providers at that time agree at any time, now or in the future, is a Transaction Document for the purposes of this deed;

Transaction Party means:

(a)	a Security Provider; or

(b)	any other Transaction Party, now or in the future, defined as such in a Transaction Document; and

Trust Fund means:

(a)	the sum of A$10 referred to in clause 2.1;

(b)
all right, title and interest of the Security Trustee under the Securities and the other Transaction Documents (other than, in the case of other Transaction Documents, those held in a personal capacity) including all money recovered under them (whether on enforcement or otherwise) including all Recovered Moneys;

(c)	all money paid to the Security Trustee under this deed; and

(d)	all other property acquired by the Security Trustee and intended to be held for the benefit the Beneficiaries on the trusts of this deed;

US$, US Dollars or USD means the lawful currency of the United States of America;

wilful default means, in relation to the Security Trustee, a wilful and intentional failure of the Security Trustee to comply with any of its obligations under the Transaction Documents other than a failure which:

(a)	arises as a result of a failure by a person other than the Security Trustee to comply with a Transaction Document or as a result of a Default;

(b)	arises due to a lack of proper or complete instructions or directions being given to the Security Trustee under and in accordance with this deed; or

(c)	is in accordance with a court order or direction or otherwise required by law.

1.2	Interpretation

In this deed, headings and bold type are for convenience only and do not affect the interpretation of this deed and, unless the context requires otherwise:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(d)	an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

Samson Oil and Gas Security Trust Deed

(e)
a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, annexure or schedule is a reference to a clause of, and a party, annexure and schedule to, this deed and a reference to this deed includes any annexure and schedule;

(g)
a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)
a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)	a reference to a party to any document includes that party’s successors and permitted assigns;

(k)
a covenant or agreement on the part of 2 or more persons binds them jointly and severally, but a covenant by the Security Trustee, the Agent or a Beneficiary, binds the Security Trustee, the Agent or the Beneficiary, as applicable, individually only;

(l)	a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(n)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)	no provision of this deed may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision; and

(p)	a reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

(q)
a Default is “continuing” or “subsisting” if it has not been remedied in accordance with the relevant Transaction Document under which it arose or waived in accordance with the relevant Transaction Document under which it arose.

Samson Oil and Gas Security Trust Deed

1.3	Incorporated definitions

A word or phrase (other than one defined in clause 1.1) defined in the Facility Agreement has the same meaning in this deed.

1.4	Inclusive expressions

Specifying anything in this deed after the words “include” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.5	Business Day

Subject to any provision to the contrary in any Transaction Document, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

1.6	Beneficiaries Obligations

The obligations of the Beneficiaries under this deed are several and:

(a)	failure of a Beneficiary to carry out its obligations does not relieve any other Beneficiary of its obligations; and

(b)	no Beneficiary is responsible for the obligations of any other Beneficiary.

1.7	Retired Beneficiary

(a)	If at any time a Beneficiary confirms in writing to the Security Trustee that the following conditions are fully satisfied in relation to it at that time:

(1)	all Secured Moneys owing to that Beneficiary have been Finally Paid; and

(2)	that Beneficiary is not committed to providing further Financial Accommodation to any Transaction Party at that time or at any time in the future,

(that notice being a Retirement Notice) then that Beneficiary will become a Retired Beneficiary.

(b)
A Beneficiary must promptly provide a Retirement Notice to the Security Trustee if requested to do so in writing by a Transaction Party provided that it is satisfied at that time that the requirements of clause 1.7(a)(1) and 1.7(a)(2) are met in relation to it at that time.

2	Declaration of trust

2.1	Holding of Trust Fund on trust

The Security Trustee declares that it holds the sum of A$10 in Sydney and will hold the Trust Fund, on trust for the Beneficiaries from time to time on the terms of this deed.

Samson Oil and Gas Security Trust Deed

2.2	Name

The trust established under this deed is to be known as the “Samson Security Trust”.

2.3	Period

The trust established under this deed commences on the date of this deed and, unless terminated at an earlier date, terminates on the earlier of:

(a)	the day before the eightieth anniversary of the date of this deed; and

(b)
the date on which all the Securities have been fully and finally discharged according to their terms (or, if discharged at different times, the date on which the last is fully and finally discharged) and all Recovered Moneys have been distributed in accordance with this deed.

2.4	Payment of Secured Moneys

(a)	Each Security Provider must pay the Secured Moneys due by it in accordance with the Transaction Documents and each other obligation under which the Secured Moneys are payable.

(b)	Each Security Provider must pay the Secured Moneys to the Security Trustee as and when it is due for payment.

(c)
Clause 2.4(b) is an additional, independent and separate obligation to any obligation of a Security Provider to pay to a Beneficiary the Secured Moneys of the Beneficiary in a Transaction Document or otherwise, but:

(1)
payment by any Security Provider to the Security Trustee of any such Secured Moneys which are Finally Paid operates in satisfaction of the obligation of the Security Provider to pay the amount to the Beneficiary; and

(2)
payment by any Security Provider to a Beneficiary in accordance with the Transaction Documents of any Secured Moneys of the Beneficiary which are Finally Paid operates in satisfaction of the obligation of the Security Provider to pay the amount to the Security Trustee.

(d)
The Transaction Party satisfies a payment obligation only when the amount paid in accordance with the Transaction Documents (even if the Transaction Party pays the amount to a Beneficiary or a Beneficiary receives the amount voluntarily or involuntarily by way of set-off, combination or amalgamation of accounts or otherwise if the Beneficiary is not entitled to the payment under the Transaction Documents).

(e)	Nothing in clause 2.4(b) affects or derogates from a Security Provider’s obligations to pay Secured Moneys to a Beneficiary (subject to clause 2.4(c)(1) and 2.4(c)(2)).

(f)	Any Secured Moneys paid to a Beneficiary or the Security Trustee by a Security Provider are paid as money secured by the Securities.

Samson Oil and Gas Security Trust Deed

3	Determination of Secured Moneys

3.1	Determination of Secured Moneys

To determine the Secured Moneys of a Beneficiary on any date for the purposes of this deed:

(a)	any liability which is contingent must be included at its face value;

(b)	Interest Expense due but unpaid and Interest Expense accrued but not yet due must be included; and

(c)	the amount of Secured Moneys of Beneficiary which is a Secured Hedging Counterparty under or in connection with any Secured Hedging Agreement is its Secured Hedging Exposure at that time;

(d)
amounts in, or denominated, in a currency other than US Dollars must be notionally translated into US dollars by the Security Trustee at the rate of exchange at which the Security Trustee could have, on that date, purchased from another person in the normal course of business in dealing with currencies, that amount of currency with US Dollars (with the same rate to be applied by the Security Trustee for all Beneficiaries for all amounts in or denominated in the same non US Dollars currency as at that date).

3.2	Details of Secured Moneys

(a)	The Security Trustee may at any time request a Beneficiary to provide, and the Beneficiary must then, promptly, provide:

(1)
a statement signed by an Officer of the Beneficiary setting out the Secured Moneys owing to that Beneficiary at the date of the statement or as at any other date requested by the Security Trustee (with any currency translation under clause 3.1(d) to be carried out by the Security Trustee at the relevant date); and

(2)	any information the Security Trustee reasonably requests in respect of the calculation of the amounts referred to in clause 3.2(a)(1).

(b)	The information provided under clause 3.2(a) must include full details of how the Beneficiary has applied the provisions of clause 3.1 in calculating the amounts referred to in clause 3.2(a)(1).

(c)
As between the Security Trustee and the Beneficiaries, the Security Trustee may rely on a Statement given by a Beneficiary as sufficient evidence of its contents and the respective amounts of Secured Moneys owing to the Beneficiary as at the date set out in the Statement (in the currency in which it is owing or in which it is denominated) unless the contrary is proved.

(d)
Any Statement is binding on all Beneficiaries, subject to any contrary determination by the Security Trustee, for the purposes of determining the Share of each Beneficiary under this deed as at the date of the Statement.

(e)
If a Beneficiary does not provide a Statement, the Security Trustee may determine the Secured Moneys owing to that Beneficiary and issue an alternative Statement which will be taken as the Statement for that Beneficiary for the purposes of this clause 3.2.

Samson Oil and Gas Security Trust Deed

4	Receipt of money

4.1	Money not forming part of Recovered Moneys

(a)	Where any Transaction Document permits or requires money to be placed to the credit of a suspense account:

(1)	in order to preserve the rights to prove in the bankruptcy or liquidation of any person; or

(2)	because amounts are contingently due or for any other reason,

that money will not, unless otherwise decided by all the Beneficiaries, form part of the Recovered Moneys until, in accordance with the terms of the Transaction Documents, the money is paid to or for the account of the Security Trustee or one or more Beneficiaries (at which time it becomes Recovered Moneys).

(b)	Where money is placed in a suspense account referred to in clause 4.1(a), any interest earned and credited to the account is Recovered Moneys.

4.2	Receipt of money after Determination Date

(a)
Subject to clause 4.2(b), if, after the Determination Date, a Beneficiary receives (whether by way of voluntary or involuntary payment or by way of set-off, combination or amalgamation of accounts or otherwise) any Secured Moneys, the Beneficiary must within a reasonable time notify the Security Trustee.

(b)	Clause 4.2 does not apply to money received by a Beneficiary from the Security Trustee under this deed or through netting under a Secured Hedging Agreement.

(c)
A Beneficiary who receives an amount referred to in clause 4.2(a) must pay the amount to the Security Trustee within 5 Business Days (or any longer period the Security Trustee agrees to)of receiving it.

(d)	An amount paid under clause 4.2(c) is to be:

(1)
regarded as having been received by the Security Trustee and not by the Beneficiary who receives it (and the liability of the Transaction Parties will not be reduced by the recovery or payment, other than to the extent of any distribution received by the party under clause 4.2(d)(2)); and

(2)	distributed by the Security Trustee as Recovered Moneys.

(e)
Immediately upon the Beneficiary making or becoming liable to make a payment under clause 4.2(c), each Transaction Party shall indemnify the Beneficiary against the payment to the extent that (despite clause 4.2(d)(1)) its liability has been discharged by the recovery or payment.

(f)	If a Beneficiary who makes a payment referred to in clause 4.2(c) is obliged to refund any part of that amount under laws relating to insolvency or liquidation or similar events, then:

(1)
on request from the Security Trustee, each party to which any part of the payment was distributed must repay to the Security Trustee the amount received by that party and the Security Trustee must pay to that Beneficiary (to the extent received from those parties) the amount it is required to refund; and

Samson Oil and Gas Security Trust Deed

(2)	any balance is Recovered Moneys.

5	Sharing between Beneficiaries

5.1	Pre Determination Date payments

(a)
If, before the Determination Date, a Beneficiary directs the Security Trustee to demand payment from a Security Provider of Secured Moneys which are then due and payable to the Beneficiary, the Security Trustee must promptly make that demand and the Security Provider must immediately pay the amount demanded to the Security Trustee.

(b)
On receipt of any money from that Security Provider, the Security Trustee holds it on trust for the Beneficiary who made the request and must pay the full amount received to that Beneficiary or as otherwise required by a Transaction Document.

(c)
Subject to the Transaction Documents, if, before the Determination Date, the Security Trustee otherwise receives any Secured Moneys due and payable to a Beneficiary, it must promptly pay that money to that Beneficiary.

(d)
A demand or payment under clause 5.1(a) is not required for money to be made payable or for any enforcement action (including appointment of a Controller or declaring that money is due and payable) under the Transaction Documents, as long as the money is payable or the enforcement action can be taken under the Transaction Documents.

5.2	Sharing after Determination Date

(a)	The Recovered Moneys must, as between the Security Trustee and each Security Provider, be applied by the Security Trustee in accordance with the Security under which it is recovered.

(b)
The Recovered Moneys available for distribution in or towards payment or repayment of the Secured Moneys (after payment out of the Recovered Moneys of any amounts which, under a Security, are required to be paid out of those Recovered Moneys before any distribution is made in or towards payment or repayment of the Secured Moneys) must be applied by the Security Trustee in accordance with any written agreement between all of the Beneficiaries at the time that agreement is made and the Security Trustee at that time but, in the absence of any such agreement, then in the following order of priority:

(1)	first, in or towards payment of any money due to the Security Trustee in its capacity as security trustee under the Transaction Documents; and

(2)
second, in or towards payment or repayment to each Beneficiary of its Share (calculated as at the date of the distribution) of the Secured Moneys (calculated as at the date of the distribution) until each Beneficiary has received its Secured Moneys in full.

Samson Oil and Gas Security Trust Deed

(c)	Clause 5.2(b) is for the benefit of the relevant Beneficiaries only and no other party may claim any benefit under it.

(d)	An agreement effected under clause 5.2(b) is binding on all Beneficiaries even if they become Beneficiaries after that agreement is effected.

5.3	Rounding

In making any distribution, alteration or appropriation under any Transaction Document the Security Trustee may round amounts to the nearest unit of the relevant currency.

5.4	Refusal to join actions

If a Beneficiary does not join in an action against a Transaction Party or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so), it is not entitled to share in any amount recovered by the action until all the Beneficiaries who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Transaction Documents.

5.5	Currency conversion

If the Security Trustee receives an amount under a Transaction Document in a currency which is not in the Relevant Currency, the Security Trustee:

(a)	may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b)	is only regarded as having received the amount that it has converted into the Relevant Currency.

6	Security Trustee’s rights and responsibilities

6.1	Security Trustee entitled to exercise all rights

Subject to this deed, the Security Trustee:

(a)
is entitled to exercise all Powers under the Securities (including those Powers conferred on trustees generally by statute and those conferred on trustees generally by law or equity in respect of the Securities) as if the Security Trustee were the sole beneficial owner of the Securities; and

(b)	may in its absolute discretion determine:

(1)	whether or not to take any steps to enforce a Security or to otherwise seek to recover any money payable under a Security; and

(2)	the manner of the enforcement (including the terms of any sale under a Security and the identity of any Controller appointed under a Security).

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(c)	is irrevocably appointed and authorised to enter into the Transaction Documents and act as trustee for the Beneficiaries;

(d)	has all rights and powers expressly delegated to it by the Transaction Documents together with all other powers reasonably incidental to those powers; and

(e)	has no duties or responsibilities except those expressly set out in the Transaction Documents.

6.2	Instructions and extent of discretion

(a)
Subject to the other terms of this deed, and except in respect of amounts due to the Security Trustee in its personal capacity, in exercising its Powers under a Security or any Transaction Document or in the exercise of any of its rights, powers and discretions under the Transaction Documents, the Security Trustee:

(1)	must act in accordance with the instructions (if any) of the Majority Beneficiaries; or

(2)	in the absence of any such instructions, may (but is not obliged to) act as it thinks fit in the best interests of the Beneficiaries.

(b)	Each Beneficiary authorises the Security Trustee to give any consent and do anything else necessary or appropriate for it to give effect to any instructions given in accordance with this deed.

(c)	Any action taken by the Security Trustee in accordance with this deed is binding, as between the Security Trustee and the Beneficiaries, on all the Beneficiaries.

(d)
Despite any other provision of this deed, the Security Trustee is not obliged to take any action under this deed or a Security or exercise any Power until it is first indemnified to its satisfaction in accordance with clause 6.15 or otherwise.

(e)
When seeking instructions from Beneficiaries, if the Security Trustee considers that the Majority Beneficiaries are constituted by the “Majority Financiers” under the Facility Agreement alone, it may seek instructions from the Agent without approaching any other Beneficiary.

(f)
The Security Trustee is not obliged to consult with the Beneficiaries before giving any consent, approval or agreement or making any determination under the Transaction Documents except where a Transaction Document expressly provides otherwise.

6.3	Exercise of Powers to waive or amend

The Security Trustee:

(a)
must not, in its capacity as trustee, waive breaches of, or any Default under, or otherwise excuse the performance of any obligation of a Transaction Party under, a Transaction Document without the prior instructions of the Majority Beneficiaries;

(b)	must exercise or refrain from exercising a Power and must waive or excuse performance of a Security if so instructed:

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(1)	by the Majority Beneficiaries; or

(2)	where a Transaction Document provides for such instructions from the Beneficiaries on a different basis, from the Beneficiaries on that basis;

(c)	must not amend or vary any Transaction Document unless instructed to do so by:

(1)	the Majority Beneficiaries or

(2)	where a Transaction Document provides for such instructions from the Beneficiaries on a different basis, from the Beneficiaries on that basis,

but is not obliged to effect any such amendment or variation to the extent it would increase the personal liability of the Security Trustee or derogate from any of its rights under the Transaction Documents.

6.4	Exercise of enforcement and other powers

(a)	The Security Trustee must, if so instructed by the Majority Beneficiaries following the occurrence of an Event of Default:

(1)	give notice in writing to a Security Provider declaring that the relevant Secured Moneys are immediately due and payable;

(2)	appoint a Controller under a Security;

(3)	otherwise enforce or take steps to enforce a Security as directed in writing by the Majority Beneficiaries; or

(4)	do any one or more of the things in clauses 6.4(a)(1), 6.4(a)(2) and 6.4(a)(3).

(b)	The Security Trustee must if entitled by law to do so, appoint a Controller under the Corporations Act to a Security Provider if so instructed by the Majority Beneficiaries.

(c)	The Security Trustee must if entitled by law to do so, appoint an administrator under the Corporations Act to a Security Provider if, but only if, instructed to do so by the Majority Beneficiaries.

(d)
The Security Trustee must at any time after action under clause 6.4(a), (b) or (c) has been taken, do any other things it considers appropriate (or as instructed by the Majority Beneficiaries) to enforce the whole or any part of the Security in respect of which that first mentioned action was taken and to exercise its Powers under that Security.

(e)	The Security Trustee must, if so instructed by all Beneficiaries release or discharge:

(1)	any specified Security in full; or

(2)	all or any specified assets from any specified Security,

but otherwise must not release or discharge a Security or any specified assets from a Security unless required by law or by the express provisions of a Transaction Document to do so.

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(f)	If the Security Trustee is directed by the Majority Beneficiaries to appoint a Controller under a Security, it must appoint a Controller selected by Majority Beneficiaries.

(g)
A notice under clause 6.4(a)(1) is not required for money to be made payable or for any enforcement action (including appointment of a Controller or declaring that money is due and payable) under the Transaction Documents as long as the money is payable or the enforcement action can be taken under the Transaction Documents.

6.5	Exercise of other ancillary powers

(a)	The Security Trustee:

(1)
is not responsible for, or liable to any person in respect of, any absence of, or defect in, title or for its inability to exercise any of its Powers under a Security or Transaction Document arising from any absence of, or defect in, title; and

(2)
need not give notice to any person of the execution of any Security or Transaction Document nor obtain any licence, consent or other authority for the execution of any Security and is not liable to any person for failure to do so.

(b)	The Security Trustee:

(1)
may rely on any certificate, notice or other document (including any email, facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper or authorised person or persons;

(2)	may rely on any advice or statements of solicitors, independent accountants or other experts selected by the Security Trustee with reasonable care; and

(3)
must place any Security, title document or other document, deed or certificate relating to a Security for the time being in its possession in any properly and safely maintained safe deposit, safe or receptacle selected by it, or with any bank or financial institution (including a Beneficiary) or person whose business includes undertaking the safe custody of documents, or with any lawyer or firm of lawyers, in any such case without being responsible, or liable, to any person for any loss occasioned by doing so.

6.6	Right to appoint agent, delegates

(a)	The Security Trustee, instead of acting personally, may employ an agent to do any act required or permitted to be done under this deed or in relation to the Securities.

(b)	The Security Trustee may at its own cost:

(1)
delegate any of its Powers under this deed or in relation to the Securities, either wholly or partially or subject to any limitations or restrictions, to any person (including any Beneficiary) as it thinks fit, proper or appropriate in its absolute discretion if that delegate agrees to be bound by the terms of this deed as if it was a party to it;

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(2)	for the purpose of any delegation under clause 6.6(b)(1), execute such powers of attorney or other instruments as it thinks proper; and

(3)	revoke any delegation under clause 6.6(b)(1) or power or instrument under clause 6.6(b)(2), from time to time.

(c)	No person dealing with the Security Trustee, or any delegate referred to in clause 6.6(b) is bound to enquire whether the delegation remains in force.

(d)
The Security Trustee may act or rely on the opinion, certificate or advice of, or information obtained from, any agent, delegate or adviser appointed by it. The Security Trustee is not responsible for any loss occasioned by doing so if the Security Trustee has acted in good faith and has not been guilty of fraud, wilful default or gross negligence in so acting.

(e)
Despite an appointment under clause 6.6(b), but subject to clause 6.14(a)(2), the Security Trustee remains liable for any act or omission of any appointee as if such act or omission was of the Security Trustee.

6.7	Events of Default

(a)	The Security Trustee is not to be regarded as having knowledge of the occurrence of any Default unless the Security Trustee:

(1)
has received notice (Default Notice) from a Transaction Party or Beneficiary referring to this deed or the relevant Transaction Document and stating that a Default has occurred and describing the event and stating that the notice is a “Default Notice”; or

(2)	is actually aware that a Default has occurred.

(b)	If the Security Trustee receives a Default Notice or becomes actually aware that a Default has occurred, the Security Trustee must promptly notify all Beneficiaries of the occurrence.

(c)
If the Security Trustee receives a Default Notice, the Security Trustee may consider the Default to be continuing until it has received a further notice from the party giving the original notice stating that the Default is no longer continuing. The Security Trustee may rely on the second notice for all purposes under this deed and the Transaction Documents.

6.8	No monitoring

The Security Trustee is not required to:

(a)
keep itself informed as to the performance or observance by any Transaction Party of its obligations under any Transaction Document or any other document or agreement to which any one or more of them is a party; or

(b)
inspect the properties or books of any Transaction Party or to assess or keep under review the business, operations, financial condition, creditworthiness or status of the affairs of any Transaction Party.

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6.9	Information

(a)
The Security Trustee must forward to each Beneficiary a copy of each notice, report, set of accounts or other document promptly after the Security Trustee receives it from a Transaction Party under any Transaction Document.

(b)	The Security Trustee is not obliged to review or check the accuracy or completeness of any report, notice or other document it forwards to any Beneficiary or other person.

(c)
Except for any notices, reports, accounts or other documents or information which the Security Trustee is required to provide under any Transaction Document, the Security Trustee has no duty or responsibility, but is authorised in its absolute discretion, to provide any Beneficiary with any credit or other information concerning the assets, liabilities, financial condition or business of any Transaction Party or any of its respective Subsidiaries or Related Body Corporate, which may come into the possession of the Security Trustee.

(d)
Nothing in any Transaction Document obliges the Security Trustee to disclose any information relating to any Transaction Party if the disclosure would, or might in the reasonable opinion of the Security Trustee, constitute a breach of any law or duty of secrecy or confidence.

6.10	Security Trustee to have same rights as Beneficiaries

The Security Trustee, in its capacity as a Beneficiary (if it is or becomes one) has the same rights, powers and discretions under this deed as any other Beneficiary and may exercise the same as if it were not acting as the Security Trustee.

6.11	Security Trustee may contract

The Security Trustee may, despite any rule of law or equity to the contrary, enter into any contract or arrangement and transact any kind of business with any Beneficiary or Transaction Party and is not liable to account for any fee, remuneration or profit received or accruing in connection with that contract, arrangement or transaction.

6.12	Exercise of Powers

The Security Trustee or any shareholder, director, Officer or employee of the Security Trustee may be interested as a director, Officer, employee, shareholder, manager or professional advisor or may otherwise stand in a fiduciary position in relation to any party to this deed or any other person and that interest or fiduciary position does not preclude the Security Trustee from exercising any Power (including where an exercise of that Power may benefit that party or person).

6.13	Application to court for direction

The Security Trustee may apply to a court for directions in relation to any question relating to its duties under this deed or to its Powers.

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6.14	Security Trustee not liable

(a)	The Security Trustee is not, and its Related Bodies Corporate (if any), Subsidiaries, directors, Officers, employees, agents, successors or attorneys are not, liable to any party for:

(1)	any loss or damage occurring as a result of it exercising, failing to exercise or purporting to exercise any Power under this deed or in relation to a Transaction Document;

(2)	any act of any agent, delegate, Officer or employee of the Security Trustee;

(3)	any other matter or thing done, or not done, by it in relation to this deed or a Transaction Document;

(4)	any absence of, or defect in, title or any inability to exercise any of its Powers under a Security;

(5)	any failure by a Transaction Party to perform its obligations under a Transaction Document;

(6)	the financial condition or solvency of a Transaction Party;

(7)	any statement, representation or warranty of a Transaction Party being incorrect or misleading in any respect;

(8)
acting in accordance with the instructions of one or more of the Beneficiaries or all of the Beneficiaries (as applicable) in accordance with this deed or for refraining from acting in accordance with the instructions of one or more of the Beneficiaries or all of the Beneficiaries (as applicable) in accordance with this deed, or where there are no instructions which are required by this deed for the Security Trustee to act or refrain from acting;

(9)
acting on any written communication, notice or other document containing a direction or instructions purporting to have been given by one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries which the Security Trustee believes to be genuine and correct and to have been signed by, or sent by or on behalf of, the proper person;

(10)
acting on any written communication, notice or other document containing a direction or instructions purporting to have been given by one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries passed at a meeting of the Beneficiaries at which minutes were made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any other reason the resolution was not valid or binding on any of the Beneficiaries whom it purported to bind, or on the Security Trustee; or

(11)	the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Security, Transaction Document or any other certificate or document given under any of them,

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to the extent that the Security Trustee and its agents, delegates, Officers and employees have acted reasonably in all the circumstances and have not been guilty of fraud, wilful default or gross negligence.

(b)
Nothing in this clause 6.14 exempts the Security Trustee from liability to a Beneficiary if it fails to follow the lawful directions of one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries given in accordance with this deed (as applicable) or fails to obtain the required consent of one or more of the Beneficiaries, the Majority Beneficiaries the Agent or all of the Beneficiaries in any circumstance where the direction is lawfully given or the consent is required under this deed.

(c)
Failure by the Security Trustee to act due to lack of instructions or lack of proper instructions from one or more of the Beneficiaries, the Majority Beneficiaries or all of the Beneficiaries required to be given under this deed ( as applicable) does not amount to fraud, wilful default or gross negligence of the Security Trustee.

(d)
The Security Trustee is not bound by any waiver, amendment, supplement or modification of any Transaction Document unless it gives its prior written consent as Security Trustee under the Transaction Document.

(e)	The Security Trustee is not liable to any Transaction Party because a Beneficiary fails to perform its obligations under a Transaction Document.

6.15	Indemnity

(a)	Subject to clause 6.15(b) and:

(1)	without prejudice to any right of indemnity given to it by law or equity; and

(2)	in addition to, and without prejudice to, any other indemnity in any other Transaction Document,

the Security Trustee is entitled to be indemnified out of any money from time to time received by the Security Trustee under the Securities or otherwise forming part of the Trust Fund in respect of:

(3)
all losses, damages, liabilities and expenses (including any money paid or to be paid for the employment or appointment of any agent) sustained or incurred by it directly or indirectly in the exercise or purported exercise of the Powers under this deed or in relation to the other Transaction Documents or in connection with, or arising out of, its role as Security Trustee (including amounts incurred by the Security Trustee’s agents, advisers, experts or consultants under or in relation to the Transaction Documents); and

(4)	all actions, proceedings, costs, claims and demands arising in relation to this deed or any other Transaction Document,

and the Security Trustee may from time to time retain and pay out of any money recovered from the Securities or otherwise forming part of the Trust Fund an amount to satisfy that indemnity.

(b)
If there is no money available for the Security Trustee to satisfy its indemnity under clause 6.15(a)(1), each Beneficiary severally in its Share indemnifies the Security Trustee against that amount and must pay its Share to the Security Trustee within 3 Business Days of demand (the Share of a Beneficiary being determined, as if the date of demand was the Determination Date). If any Beneficiary is a natural person then that Beneficiary will not be required to indemnify the Security Trustee under this clause 6.15(b) and the Security Trustee will not be able to recover any such amount from that Beneficiary.

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(c)	The indemnity in clause 6.15(a)(1) does not apply:

(1)	where the Security Trustee or any of its Officers, agents, delegates, or employees is guilty of fraud, wilful default or gross negligence; or

(2)	to the extent that any Beneficiary (as beneficiary under this deed) may have a claim against the Security Trustee in accordance with any Transaction Document.

(d)	Each Security Provider jointly and severally indemnifies:

(1)
each Beneficiary against all amounts it is required to pay under clause 6.15(b) (other than amounts arising from any dispute between any Beneficiary and any other Beneficiary or the Security Trustee as to the determination of priority amounts or the sharing of money under this deed) and must pay amounts under this clause 6.15(a) on demand;.

(2)	the Security Trustee for amounts for a natural person would be required to indemnify it under clause 6.15(b) but for the last sentence of that clause.

6.16	Protection of third parties

No person dealing with the Security Trustee is bound to enquire whether the Security Trustee:

(a)	has been properly appointed under this deed; or

(b)	has the requisite Power under this deed or another Transaction Document,

and any person dealing with the Security Trustee may assume that anything purported to be done by the Security Trustee under this deed or another Transaction Document has been duly authorised by this deed and the Beneficiaries.

6.17	Exclusions of law where permitted

All liabilities and responsibilities which may from time to time be imposed on the Security Trustee at law or in equity are, to the extent permitted at law or in equity, and, except to the extent provided to the contrary in this deed, expressly negatived and waived by the other parties.

6.18	Independent decisions by Beneficiaries

(a)
Each Beneficiary acknowledges that it has, independently and without reliance on the Security Trustee or any other Beneficiary, and based on the documents and information it has considered appropriate, made its own investigation into the affairs and financial condition of each Transaction Party and the value, validity, effectiveness, genuineness and enforceability of each Transaction Document.

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(b)
Each Beneficiary must independently and without reliance on the Security Trustee or any other Beneficiary, and based on the documents and information it considers appropriate, continue to make its own analysis and decisions in relation to its rights and obligations under any document or agreement to which it and any other Beneficiary or any other Transaction Party is a party.

(c)
The Security Trustee is not liable if a Beneficiary fails to do anything referred to in clause 6.18(a) or 6.18(b) or if a Beneficiary suffers loss or damage as a result of doing anything referred to in clause 6.18(a) or 6.18(b).

6.19	Variation

The provisions of this clause 6, other than clauses 6.14 and 6.15, may be amended from time to time by written agreement between the Security Trustee and the Beneficiaries without the approval of the Security Providers and so long as the amendment does not increase the liability of any other party or derogate from the rights of any other party.

6.20	Additional matters

(a)	The rights and obligations of the Security Trustee under this deed are in addition to, and without prejudice to, its rights and obligations under the other Transaction Documents.

(b)
If there is any inconsistency between the rights and obligations of the Security Trustee under this deed and the rights and obligations of the Security Trustee under any other Transaction Document, those under this deed prevail to the extent of the inconsistency.

6.21	Fees

The Security Trustee must be paid the fees by the persons agreeing to pay them in accordance with any letters to that effect from or to the Security Trustee.

7	Termination of Security Trustee’s appointment

7.1	Termination of appointment

(a)	The Security Trustee may resign at any time by giving at least 20 Business Days notice to each Beneficiary to that effect.

(b)	The Security Trustee may be removed at any time by the Majority Beneficiaries giving to the Security Trustee at least 20 Business Days notice to that effect.

(c)
On the termination of the Security Trustee’s appointment, whether by resignation, removal or otherwise, the Security Trustee is released from any further obligations as Security Trustee under this deed and the other Transaction Documents from the time of that termination, but the release does not prejudice any liability in respect of any default arising before the termination of appointment.

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7.2	Assurances

Despite clause 7.1 and the terms of any Transaction Document, no resignation, removal or release of the Security Trustee takes effect unless:

(a)	a successor Security Trustee has been appointed in accordance with clause 7.3;

(b)
the successor Security Trustee undertakes to act as Security Trustee and be bound in that capacity by the terms of this deed and each Security to which the Security Trustee is a party and executes documents, if required by a Beneficiary, to confirm that undertaking; and

(c)	the successor Security Trustee obtains title to each Security and the Trust Fund in its capacity as Security Trustee.

7.3	Appointment of successor Security Trustee

(a)	If the appointment of the Security Trustee is terminated, by resignation, removal or otherwise, the Majority Beneficiaries may appoint a successor Security Trustee.

(b)	If no successor Security Trustee is appointed by the Majority Beneficiaries, or accepts the appointment, within 20 Business Days after:

(1)	notice of resignation or removal is given in accordance with clause 7.1; or

(2)	the Security Trustee’s appointment is otherwise terminated,

the terminated Security Trustee may, on behalf of each Beneficiary, appoint a successor Security Trustee on the same terms as the terminated Security Trustee.

(c)	Each Beneficiary and each Security Provider is bound by the terms of any appointment made under clause 7.3(b).

(d)
The Security Trustee, each Beneficiary and each Transaction Party must do all things necessary, including executing any deeds of appointment or vesting, to ensure that the appointment of any successor Security Trustee is properly and promptly effected.

(e)
When a successor Security Trustee is appointed, the new Security Trustee and each other party to the Transaction Documents has the same rights and obligations among themselves as they would have had if the new Security Trustee had been an original party to the Transaction Documents (other than in relation to any accrued rights against the terminated Security Trustee for default under the Transaction Documents).

(f)
Each Beneficiary and each other party to this deed (other than the Security Trustee), for consideration received, appoints the Security Trustee and each Officer for the time being and from time to time of the Security Trustee severally its attorney, in its name and on its behalf, to do all things and execute, sign seal and deliver (conditionally or unconditionally in the attorney’s discretion) all documents, deeds and instruments necessary or desirable for the appointment of a successor Security Trustee under clause 7.3(b) and to vest in that successor Security Trustee all of the Trust Fund or any part of it.

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(g)	The power in clause 7.3(f) may be delegated or a sub-power may be given, and any delegate or sub-attorney may be removed by the attorney appointing it.

8	Changes to Beneficiaries and Security Providers

8.1	Transfers by Beneficiaries

A Beneficiary may assign any of its rights or novate any of its rights and obligations under any of the Transaction Documents to any person and in any manner permitted under and in accordance with the Transaction Documents.

8.2	New Beneficiaries pursuant to transfers

(a)
If a Beneficiary assigns any of its rights or novates any of its rights and obligations under any of the Transaction Documents to which it is a party to a New Beneficiary, the New Beneficiary may become a Beneficiary by executing an Accession Deed (Beneficiary).

(b)
Each Security Provider and each other Beneficiary for consideration received, irrevocably appoints the Security Trustee, and each Officer for the time being and from time to time of the Security Trustee, severally its attorney to execute any Accession Deed (Beneficiary) for and in the name of the Security Provider or the Beneficiary (as applicable).

(c)	When a New Beneficiary executes an Accession Deed (Beneficiary):

(1)	it becomes a Beneficiary and becomes bound by this deed and receives the benefits of a Beneficiary under this deed on the same basis as if it were a party to this deed;

(2)
the assigning or transferring Beneficiary continues to be bound by this deed unless it has assigned all of its rights, or novated all of its rights and obligations, to one or more New Beneficiaries, in which case it is a Retired Beneficiary;

(d)
A Beneficiary that assigns any of its rights or novates any of its rights and obligations under any of the Transaction Documents to which it is a party to a New Beneficiary must require, as a condition of that assignment or novation, that the New Beneficiary execute an Accession Deed (Beneficiary) in accordance with this clause 8.2.

8.3	Other New Beneficiaries

(a)	A person may become a Beneficiary other than pursuant to an assignment or novation pursuant to clause 8.2 by executing an Accession Deed (Beneficiary).

(b)
Each Beneficiary and each Security Provider, for consideration received, irrevocably appoints the Security Trustee, and each Officer for the time being and from time to time of the Security Trustee, severally as its attorney to execute for and in the name of the Beneficiary or the Security Provider, (as applicable) each Accession Deed (Beneficiary) referred to in clause 8.3(a).

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(c)
When a New Beneficiary executes an Accession Deed (Beneficiary) referred to in clause 8.3(a) it becomes bound by this deed and receives the benefits of a Beneficiary under this deed on the same basis as if it were a party to this deed.

8.4	New Security Provider

(a)
Immediately a person who is not already a Security Provider grants a Collateral Security, each Transaction Party must ensure that, if the person is a Related Body Corporate of that Transaction Party, the person becomes a party to this deed as a Security Provider by executing an Accession Deed (Security Provider).

(b)
Each Beneficiary and each Security Provider, for consideration received, irrevocably appoints the Security Trustee, and each Officer for the time being and from time to time of the Security Trustee, severally its attorney to execute for and in the name of the Beneficiary or the Security Provider, (as applicable) any Accession Deed (Security Provider).

8.5	Notice of change

(a)	A Beneficiary must promptly notify the Security Trustee of any assignment or novation of that Beneficiary’s rights, benefits or obligations under any Transaction Document.

(b)
The Security Trustee may treat each Beneficiary (or any assignee or substitute Beneficiary of which the Security Trustee has actual notice) as the holder of the benefit of that Beneficiary’s interests under the Transaction Documents for all purposes, until it receives notice under clause 8.5(a) to the contrary.

9	Savings provisions

9.1	Continuing indemnities

(a)	Each indemnity contained in this deed and each other Transaction Document is a continuing obligation despite:

(1)	any settlement of account; or

(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	all money owing, contingently or otherwise, under any Transaction Document has been paid in full; and

(4)	each Transaction Document has been finally discharged.

(b)	Each indemnity in this deed and each other Transaction Document is an additional, separate and independent obligation and no one indemnity limits the general application of any other indemnity.

Samson Oil and Gas Security Trust Deed

9.2	Non-avoidance

The provisions of this deed are not affected by anything which, but for this provision, might have that effect, including:

(a)	the respective times and dates on which, or the order in which, any of the Transaction Documents were executed, delivered or registered;

(b)	the respective times and dates on which, or the order in which, the debts and monetary liabilities comprising all or any part of any of the Secured Moneys are incurred or become due;

(c)	anything contained in any of the Transaction Documents;

(d)	the enforcement or attempted enforcement of, or the exercise or attempted exercise of any other Power under, any of the Transaction Documents;

(e)	the repayment from time to time of all or any part of any of the Secured Moneys;

(f)	the fluctuation (including the reduction and subsequent increase) from time to time of all or any part of any of the Secured Moneys;

(g)	a Beneficiary being or not being from time to time obliged to:

(1)	perform its obligations under any Transaction Document at the request, or for the benefit, of any Transaction Party; or

(2)	do anything which may cause money to become due by any Transaction Party to that Beneficiary;

(h)	that all or any part of the Secured Moneys are contingent or prospective;

(i)	the appointment of a liquidator, Controller or other similar officer to a Transaction Party or to all or any part of the assets of a Transaction Party;

(j)	the liquidation of a Transaction Party;

(k)	a person becoming or ceasing to be a Beneficiary or a Transaction Party; or

(l)	any provision of any statute or any rule of law or equity to the contrary.

9.3	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly lessens, stays, postpones, prevents or otherwise prejudicially affects the exercise of any Power, is negatived and excluded from this deed, and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

10	General

10.1	Performance by Security Trustee of obligations

If a Transaction Party defaults in fully and punctually performing any obligation contained or implied in any Transaction Document, the Security Trustee may, without prejudice to any Power, do all things necessary or desirable, in the Security Trustee’s opinion, to make good or attempt to make good that default to the Security Trustee’s satisfaction.

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10.2	Transaction Party to bear cost

Except as otherwise expressly provided in a Transaction Document, any thing which must be done by a Transaction Party under any Transaction Document, whether or not at the request of the Security Trustee, is to be done at the cost of the Transaction Party.

10.3	GST

If a party is entitled under this deed to be reimbursed or indemnified by another party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party entitled to be reimbursed or indemnified, or by its representative member.

10.4	Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to any Transaction Document:

(a)	must be in legible writing and in English addressed as shown below:

(1)	if to the Security Trustee:

Address: Level 1, No. 1 Martin Place
  Sydney NSW 2000

Attention: Metals and Energy Capital Division - Vanessa  Lenthall

Facsimile: (61 2) 8232 3590

(2)	if to an Initial Beneficiary, to the address set out in schedule 1;

(3)	if to an Initial Security Provider, to the address set out in schedule 2;

(4)	if to any other Beneficiary, to the address notified by that Beneficiary to the Security Trustee in writing,

or as specified to the sender by any party by notice;

(b)	must be signed by an Officer of the sender;

(c)	is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person, when delivered to the addressee;

(2)	if by post, on delivery to the addressee; or

(3)	if by facsimile transmission, whether or not legibly received, when received by the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4pm (addressee’s time) it is regarded as received at 9am on the following Business Day; and

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(d)
can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 10.4(c) and informs the sender that it is not legible.

10.5	Governing law and jurisdiction

(a)	This deed is governed by the laws of New South Wales;.

(b)	The parties irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)	Each Security Provider irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)
Each Security Provider irrevocably waives any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

(e)
Each Security Provider appoints Samson Oil and Gas Limited of Level 36, Exchange Plaza, 2 The Esplanade, Perth WA 6000 in relation to proceedings in New South Wales as its agent to receive service of any legal process on its behalf (including under, in relation to or in connection with a Transaction Document) without excluding any other means of service permitted by the law of New South Wales or that other jurisdiction.

(f)	Samson Oil and Gas Limited accepts its appointment under clause 10.5(e).

(g)	Each party expressly agrees and consents to the provisions of this clause 10.5.

10.6	Prohibition and enforceability

(a)
Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

10.7	Waivers

(a)
Waiver of any right arising from a breach of this deed or of any Power arising on default under this deed or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

Samson Oil and Gas Security Trust Deed

(1)	a right arising from a breach of this deed or the occurrence of an Event of Default; or

(2)	a Power created or arising on default under this deed or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)
A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)	This clause may not itself be waived except by writing.

10.8	Variation

Subject to clause 6.19, a variation of any term of this deed must be in writing and signed by the parties.

10.9	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Security Trustee, Receiver or Attorney.

10.10	Consents of Security Trustee

Despite the terms of any other Transaction Document, to be binding or effective a consent or approval given by the Security Trustee must be in writing signed by a director, secretary or Officer of the Security Trustee.

10.11	Limited Recourse of Security Provider

To the extent that either:

(a)	the liability of a Security Provider is limited under the terms of a Security or other Transaction Document to which it is a party; or

(b)
the rights of recourse or other rights, powers and remedies of the Security Trustee or the Beneficiaries or both are limited under a Security or other Transaction Document to which a Security Provider is a party, then the liability of that Security Provider or the rights of recourse and other rights, powers and remedies of the Security Trustee or the Beneficiaries or both in respect of that Security Provider are limited to the same extent as if the applicable provisions were set out in this deed in full.

10.12	Counterparts

This deed may be executed in any number of counterparts. All counterparts together and taken to form one and the same instrument.

Samson Oil and Gas Security Trust Deed

10.13	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Samson Oil and Gas Security Trust Deed

Schedule 1 - Initial Beneficiaries

Name	ABN/ACN/ARBN	Address and service details
Macquarie Bank Limited	ABN 46 008 585 542	Address: Level 1, No. 1 Martin Place Sydney NSW 2000 Attention: Metals and Energy Capital Division - Vanessa Lenthall Facsimile: +61 2 8232 3590

Samson Oil and Gas Security Trust Deed

Schedule 2 - Initial Security Providers

Name	ABN/ACN/ARBN	Address
Samson Oil and Gas Limited	ABN 25 009 069 005	Address: Level 36, Exchange Plaza, 2 The Esplanade Perth WA 6000 Attention: Denis Rakich Facsimile: +61 8 9220 9820

Samson Oil and Gas USA Inc	N/A	Address: 1726 Cole Blvd., Suite 210, Lakewood, Colorado 80401 USA Attention: Robyn Lamont Facsimile: +1 303 295 1961

Samson Oil and Gas Security Trust Deed

Executed as a deed:

Security Providers:

Signed sealed and delivered for
Samson Oil and Gas Limited
by its attorney in the
presence of:

/s/ Robyn Lamont	/s/ Terence M. Barr
Witness	Attorney

Robyn Lamont	Terence M. Barr
Name (please print)	Name (please print)

Signed sealed and delivered for
Samson Oil and Gas USA Inc
by its attorney in the
presence of:

/s/ Robyn Lamont	/s/ Terence M. Barr
Witness	Authorised Signatory

Robyn Lamont	Terence M. Barr
Name (please print)	Name (please print)

Initial Beneficiaries:

Signed sealed and delivered for
Macquarie Bank Limited
by its attorneys in the
presence of:

/s/ Christian A. Coulter	/s/ Thomas Callinan
Witness	Attorney

Christian A. Cutler	Thomas Callinan
Name (please print)	Name (please print)

/s/ Andrew Sinclair
Attorney

Andrew Sinclair
Name (please print)

Security Trustee:

Signed sealed and delivered for
Macquarie Bank Limited
by its attorneys in the
presence of:

/s/ Christian A. Coulter	/s/ Thomas Callinan
Witness	Attorney

Christian A. Cutler	Thomas Callinan
Name (please print)	Name (please print)

/s/ Andrew Sinclair
Attorney

Andrew Sinclair
Name (please print)